EXHIBIT 23


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To C. R. Bard, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 19, 1998, included in this Form 10-K/A, into C. R. Bard, Inc.'s previously filed Registration Statements (i) on Form S-8 for the Employees' Retirement Savings Plan of C. R. Bard, Inc., the 1990 Employee Stock Option Plan, as amended Registration No. 33-35544, the C. R. Bard, Inc. 1988 Directors Stock Award Plan, as amended, the 1993 Long
Term Incentive Plan of C. R. Bard, Inc., Registration No. 33-64874, the 1993 Long Term Incentive Plan of C. R. Bard, Inc., Registration No. 333-07189 and the MedChem Products, Inc. 1994 Stock Option
Plan, MedChem Products, Inc. 1993 Stock Option Plan, MedChem Products, Inc. 1993 Spin-Off Stock Option Plan, MedChem Products, Inc. 1993 Director Stock Option Plan and MedChem Products, Inc. Amended and Restated Stock Option Plan, all formerly maintained by MedChem Products, Inc. Registration No. 33-63147, and (ii) on Form S-3 Registration No. 333-05997.



                                   /s/
                                   Arthur Andersen LLP



Roseland, New Jersey
June 29, 1998